Registration No. 333-

As filed with the Securities and Exchange Commission on January 20, 2000.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________

TRANS WORLD AIRLINES, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	4512 (Primary Standard Industrial Classification Code Number) One City Centre 515 N. Sixth Street St. Louis, Missouri 63101 (314) 589-3000	43-1145889 (I.R.S. Employer Identification No.)
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices).

401(k) PLAN FOR PILOTS OF TRANS WORLD AIRLINES, INC.
(Full title of the Plan)
Kathleen A. Soled
Senior Vice President and General Counsel
Trans World Airlines, Inc.
One City Centre
515 N. Sixth Street
St. Louis, Missouri 63101
(314) 589-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed Maximum Aggregate offering price (1)	Amount of Registration fee
Common Stock, par value $.01 per share	2,500,000 shares(2)	$3.03(3)	$7,500,000(3)	$2,000.00

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described above.
(2) This Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(c) & (h)(i) under the Securities Act. Based on prices of the Common Stock on the American Stock Exchange Composite Tape as of January 14, 2000.

PAGE

Pursuant to Instruction E of the General Instructions to Form S-8 under the regulations of the Securities Act of 1933, as amended, the registrant hereby incorporates by reference the Company's Registration Statements on Form S-8 (Reg. Nos. 333-04787 and 333-81093), as filed with the Commission on May 30, 1996 and June 18, 1999, by which the Company registered a total of 2,500,000 shares of Common Stock for purchase by the Plan.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit

Number           Description

23.1                 Consent of KPMG LLP

24                    Powers of Attorney

PAGE

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri, on January 13, 2000.

                                                                                       TRANS WORLD AIRLINES, INC.

                                                                                       /s/ Michael J. Palumbo
                                                                                       Michael J. Palumbo, Executive Vice President
                                                                                       and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signatures	Title	Date
/s/ William F. Compton William F. Compton	Director, President and Chief Executive Officer (Principal Executive Officer)	January 13, 2000
/s/ Michael J. Palumbo Michael J. Palumbo	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 13, 2000
* John W. Bachmann	Director	January 13, 2000
* Eugene P. Conese	Director	January 13, 2000
Sherry L. Cooper	Director
* Gerald L. Gitner	Director	January 13, 2000
* Edgar M. House	Director	January 13, 2000
* Thomas H. Jacobsen	Director	January 13, 2000
* Myron Kaplan	Director	January 13, 2000
* David M. Kennedy	Director	January 13, 2000
* Merrill A. McPeak	Director	January 13, 2000
* Thomas F. Meagher	Director	January 13, 2000
* William O'Driscoll	Director	January 13, 2000
* Robert A. Pastore	Director	January 13, 2000
* G. Joseph Reddington	Director	January 13, 2000
* Blanche M. Touhill	Director	January 13, 2000

* Signed pursuant to Power of Attorney by:

/s/ Kathleen A. Soled
Kathleen A. Soled, as Attorney-In-Fact